                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                  FORM 8-K/A

                                AMENDMENT NO. 1
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported):  December 15, 1997


                         Material Sciences Corporation
                         -----------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                                   --------
                (State or other Jurisdiction of Incorporation)

            1-8803                                      95-2673173
            ------                                      ----------
  (Commission File Number)                   IRS Employer Identification No.

  2200 East Pratt Boulevard
  Elk Grove Village, Illinois                60007
  (Address of principal                      (Zip Code)
  executive offices)

                                (847) 439-8270
                                --------------
                         Registrant's Telephone Number

                                     INDEX

                                                                        Page
                                                                        ----

Item 1a.     Explanatory Note                                             3

Item 2.      Acquisition of Assets                                        3

Item 5.      Other Events                                                 3

Item 7.      Financial Statements, Pro Forma Financial Information
             and Exhibits                                                 3

Signature                                                                 4

Pro Forma Financial Statements                                           55

Exhibit Index                                                            61


Item 1a.  Explanatory Note

This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K for December 15, 1997 of the Registrant is submitted in order to provide the audited historical financial statements and pro forma financial information called for under Item 7. Therefore, the Registrant hereby amends its Form 8-K in accordance with Rule 12b-15 under the Securities Exchange Act of 1934.

Item 2.  Acquisition of Assets

On December 30, 1997, the Registrant filed a Form 8-K which is amended by this filing. The Acquisition of Assets is incorporated by reference under this Item 2.

Item 5. Other Events

On December 30, 1997, the Registrant filed a Form 8-K which is amended by this filing. Other Events are incorporated by reference under this Item 5.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)   Financial Statements of Business Acquired
               Unaudited Balance Sheet, Statement of Income, and Statement of Cash Flows of Colorstrip, Inc. as of and for the nine month period ending September 30, 1997
               Audited Financial Statements of Pinole Point Steel Company as of and for the years ending December 31, 1996 and December 31, 1995 Audited Financial Statements of Colorstrip, Inc. as of and for the years ending December 31, 1996 and December 31, 1995
               Audited Financial Statements of Pinole Point Steel Company as of and for the years ending December 31, 1995 and December 31, 1994 Audited Financial Statements of Colorstrip, Inc. as of and for the years ending December 31, 1995 and December 31, 1994


         (b)   Pro Forma Financial Information

               Pro Forma Financial Statements
               Notes to Pro Forma Financial Information

         (c)   Exhibits

               See the exhibits listed in the Index to Exhibits

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          MATERIAL SCIENCES CORPORATION


                                           By: /s/ Gerald G. Nadig
                                               ----------------------------
                                                    Gerald G. Nadig
                                                    Chairman, President
                                                    and Chief Executive Officer



                                           By: /s/ James J. Waclawik, Sr.
                                               ----------------------------
                                                    James J. Waclawik, Sr.
                                                    Vice President,
                                                    Chief Financial Officer
                                                    and Secretary


Balance Sheet (Unaudited)
Colorstrip, Inc.
                                                                Colorstrip,
                                                               September 30,
(In thousands)                                                     1997
--------------------------------------------------------       ------------
Assets:
Current Assets
 Cash and Cash Equivalents                                      $  4,068
 Trade Receivables, Less Reserves of $318                         17,602
 Prepaid Expenses                                                  1,477
 Inventories                                                      17,866
 Due from Affiliate                                                4,497
 Advances to Shareowners                                             100
                                                               ---------
   Total Current Assets                                         $ 45,610
                                                               ---------

Gross Property, Plant and Equipment                             $ 81,959
Accumulated Depreciation and Amortization                        (39,230)
                                                               ---------
 Net Property, Plant and Equipment                              $ 42,729
                                                               ---------

Other Assets:
 Restricted Cash                                                $  8,210
 Due from Affiliate                                                3,289
 Interest Receivable from Shareowners                                536
                                                               ---------
   Total Other Assets                                           $ 12,035
                                                               ---------

   Total Assets                                                 $100,374
                                                               =========

Liabilities:
Current Liabilities:
 Borrowings Under Line of Credit                                $ 13,000
 Current Portion of Long-Term Debt                                 5,950
 Accounts Payable                                                 19,747
 Accrued Expenses                                                  3,689
                                                               ---------
   Total Current Liabilities                                    $ 42,386
                                                               ---------

Long-Term Liabilities:
 Deferred Income Taxes                                          $     51
 Long-Term Debt, Less Current Portion                              8,925
 Due to Affiliate                                                  3,010
 Notes Payable to Shareowners                                      8,225
                                                               ---------
   Total Long-Term Liabilities                                  $ 20,211
                                                               ---------

Shareowners' Equity
 Common Stock                                                   $  2,715
 Additional Paid-In Capital                                       20,951
 Notes Receivable from Shareowners                                  (750)
 Retained Earnings                                                14,861
                                                               ---------
   Total Shareowners' Equity                                    $ 37,777
                                                               ---------

   Total Liabilities and Shareowners' Equity                    $100,374
                                                               =========


Statement of Income (Unaudited)
Colorstrip, Inc.
                                                               Nine Months
                                                                  Ended
                                                               September 30,
(In thousands)                                                     1997
--------------------------------------------------------       ------------
Net Sales                                                       $146,287

Cost of Sales                                                    124,621
                                                               ---------

Gross Profit                                                    $ 21,666

Selling, General and Administrative Expenses                      13,240
                                                               ---------

Income from Operations                                          $  8,426
                                                               ---------

Other Expense:
 Interest Expense                                               $  1,762
 Other, Net                                                          592
                                                               ---------
  Total Other Expense, Net                                      $  2,354
                                                               ---------

Income Before Income Taxes                                      $  6,072

Income Taxes                                                          --
                                                               ---------

Net Income                                                      $  6,072
                                                               =========



Statement of Cash Flows (Unaudited)
Colorstrip, Inc.

                                                                                           Nine Months
                                                                                              Ended
                                                                                          September 30,
(In thousands)                                                                                1997
-----------------------------------------------------------------                         -------------
Cash Flows From:
Operating Activities:
Net Income                                                                                $       6,072
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
  Depreciation and Amortization                                                                   3,369
  Benefit for Deferred Income Taxes                                                                 (12)
                                                                                          -------------
    Operating Cash Flow Prior to Changes in Assets and Liabilities                        $       9,429
                                                                                          -------------
Changes in Assets and Liabilities:
  Receivables                                                                             $      (2,290)
  Prepaid Expenses                                                                                 (402)
  Inventories                                                                                     3,753
  Accounts Payable                                                                               (3,228)
  Accrued Expenses                                                                                  872
  Interest Receivable from Shareowners                                                              (56)
                                                                                          -------------
    Cash Flow from Changes in Assets and Liabilities                                             (1,351)
                                                                                          -------------
      Net Cash Provided by Operating Activities                                           $       8,078
                                                                                          -------------

Investing Activities:
Capital Expenditures, Net                                                                 $        (590)
Net Due to/from Affiliates                                                                        3,762
                                                                                          -------------
      Net Cash Provided by Investing Activities                                           $       3,172
                                                                                          -------------

Financing Activities:
Net Payments on Long-Term Debt                                                            $     (10,463)
Dividend to Shareowner                                                                           (5,000)
                                                                                          -------------
      Net Cash Used in Investing Activities                                               $     (15,463)
                                                                                          -------------

Net Decrease in Cash                                                                      $      (4,213)
Cash at Beginning of Period                                                                       8,281
                                                                                          -------------
Cash at End of Period                                                                     $       4,068
                                                                                          =============

----
KPMG
----


                          PINOLE POINT STEEL COMPANY

                             Financial Statements

                          December 31, 1996 and 1995

                  (With Independent Auditors' Report Thereon)

              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]



                         INDEPENDENT AUDITORS' REPORT


Mr. Marshall I. Wais and the
Board of Directors
Pinole Point Steel Company:

We have audited the accompanying balance sheets of Pinole Point Steel Company as of December 31, 1996 and 1995, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinole Point Steel Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                           KPMG Peat Marwick LLP

April 4, 1997

                          PINOLE POINT STEEL COMPANY

                                Balance Sheets

                          December 31, 1996 and 1995

                 Assets                                            1996           1995
                 ------                                            ----           ----
Current assets:
   Cash and cash equivalents                                  $  7,449,341       851,285
   Receivables, net                                             14,661,205    11,193,038
   Inventories, net                                             19,836,744    16,842,315
   Due from Marwais Steel Company                                4,017,693     8,227,921
   Prepaid expenses and other current assets                       543,983       300,282
   Current portion of note receivable from Colorstrip, Inc.      5,950,000     5,950,000
                                                              ------------   -----------

          Total current assets                                  52,458,966    43,364,841

Due from Colorstrip, Inc.                                        8,317,555     8,535,940
Note receivable from Colorstrip, Inc.                           19,975,000    24,437,500
Notes receivable from Marwais LLC                                5,105,417     5,000,000
Property, plant and equipment, net                              21,482,776    19,965,988
                                                              ------------   -----------

                                                              $107,339,714   101,304,269
                                                              ============   ===========

   Liabilities and Stockholder's Equity
   ------------------------------------

Current liabilities:
   Borrowings under line of credit                            $ 19,000,000    13,000,000
   Current portion of long-term debt                             5,950,000     5,950,000
   Accounts payable                                             21,844,175    15,679,814
   Accrued expenses                                              2,324,044     1,850,113
                                                              ------------   -----------

          Total current liabilities                             49,118,219    36,479,927

Long-term debt                                                  13,387,500    17,850,000
                                                              ------------   -----------

          Total liabilities                                     62,505,719    54,329,927
                                                              ------------   -----------

Stockholder's equity:
   Common stock, $10 par value;
     authorized 1,000,000 shares;
     issued and outstanding 167,565 shares                       1,675,650     1,675,650
   Additional paid-in capital                                   20,950,794    20,950,794
   Retained earnings                                            22,207,551    24,347,898
                                                              ------------   -----------

          Total stockholder's equity                            44,833,995    46,974,342
                                                              ============   ===========
                                                             $ 107,339,714   101,304,269
                                                              ============   ===========

See accompanying notes to financial statements.

                          PINOLE POINT STEEL COMPANY

                             Statements of Income

                    Years ended December 31, 1996 and 1995

                                                       1996          1995
                                                       ----          ----
Net sales                                         $ 156,532,302    154,565,603
Cost of sales                                       141,854,767    138,784,297
                                                    -----------    -----------

          Gross profit                               14,677,535     15,781,306

Selling, general and administrative expenses         13,445,486     13,672,659
                                                    -----------    -----------

          Operating income                            1,232,049      2,108,647
                                                    -----------    -----------

Other income (expense):
   Interest income                                    2,474,910      2,801,614
   Interest expense                                  (3,127,732)    (3,097,880)
   Other                                                390,727        668,618
                                                    -----------    -----------

                                                       (262,095)       372,352
                                                    -----------    -----------

          Income before income taxes                    969,954      2,480,999

Income tax (benefit) expense                           (190,295)        49,000
                                                    -----------    -----------

          Net income                              $   1,160,249      2,431,999
                                                    ===========    ===========

See accompanying notes to financial statements.

                          PINOLE POINT STEEL COMPANY

                      Statements of Stockholder's Equity

                    Years ended December 31, 1996 and 1995

                                                  Additional                 Total
                                       Common      Paid-In     Retained    Stockholder's
                                       Stock       Capital     Earnings      Equity
                                       -----       -------     --------      ------
Balances at December 31, 1994      $ 1,675,650    20,950,794   23,521,495    46,147,939
   Dividend to stockholder                  --            --   (1,605,596)   (1,605,596)
   Net income                               --            --    2,431,999     2,431,999
                                   -----------    ----------   ----------    ----------
Balances at December 31, 1995        1,675,650    20,950,794   24,347,898    46,974,342
   Dividend to stockholder                  --            --   (3,300,596)   (3,300,596)
   Net income                               --            --    1,160,249     1,160,249
                                   -----------    ----------   ----------    ----------
Balances at December 31, 1996      $ 1,675,650    20,950,794   22,207,551    44,833,995
                                   ===========    ==========   ==========    ==========

See accompanying notes to financial statements.

                          PINOLE POINT STEEL COMPANY

                           Statements of Cash Flows

                    Years ended December 31, 1996 and 1995

                                                                              1996               1995
                                                                              ----               ----
Cash flows from operating activities:
   Net income                                                              $1,160,249          2,431,999
   Adjustments to reconcile net income to net cash provided
    by operating activities:
     Depreciation                                                           1,874,629          1,478,823
     (Gain) loss on sale of assets                                            (36,892)          (380,924)
     Allowance for doubtful accounts                                          (50,000)                --
     Allowance for LIFO                                                    (1,479,526)         1,908,724
     Changes in operating assets and liabilities:
       Receivables                                                         (3,418,167)         1,169,957
       Inventories                                                         (1,514,903)        (2,058,328)
       Prepaid expenses and other current assets                             (243,701)           170,098
       Accounts payable                                                     6,164,361          5,559,662
       Accrued expenses                                                       473,931            338,531
                                                                          -----------        -----------

          Net cash provided by operating activities                         2,929,981         10,618,542
                                                                          -----------        -----------

Cash flows from investing activities:
   Additions to property, plant and equipment                              (3,406,725)        (5,809,768)
   Proceeds from sale of equipment                                             52,200            402,793
   Loan to related party                                                     (105,417)        (3,000,000)
   Repayments on note receivable from Colorstrip, Inc.                      4,462,500          5,950,000
   Due from Colorstrip, Inc.                                                  218,385         (4,082,765)
   Due from Marwais Steel Company                                           4,210,228         (1,855,053)
                                                                          -----------        -----------

          Net cash provided by (used in) investing activities               5,431,171         (8,394,793)
                                                                          -----------        -----------
Cash flows from financing activities:
   Repayments of long-term debt                                           (4,462,500)         (5,950,000)
   Borrowings under line of credit                                        30,000,000          14,500,000
   Payments under line of credit                                         (24,000,000)        (14,571,949)
   Dividend to stockholder                                                (3,300,596)         (1,605,596)
                                                                         -----------         -----------

          Net cash used in financing activities                           (1,763,096)         (7,627,545)
                                                                         -----------         -----------

Net increase (decrease) in cash and cash equivalents                       6,598,056          (5,403,796)

Cash and cash equivalents at beginning of year                               851,285           6,255,081
                                                                         -----------         -----------

Cash and cash equivalents at end of year                                 $ 7,449,341             851,285
                                                                         ===========         ===========
Supplementary cash flow information:
   Cash paid for interest                                                $ 3,155,459           3,135,899
                                                                         ===========         ===========

   Cash paid for income taxes                                            $       800              40,000
                                                                         ===========         ===========


See accompanying notes to financial statements.

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements

                          December 31, 1996 and 1995

(1)  THE COMPANY

     Pinole Point Steel Company (the Company) was incorporated under the laws of the State of California on June 2, 1978. The Company produces galvanized material on a continuous hot-dip galvanizing line for a wide range of applications.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (a)  Cash Equivalents

          The Company considers all highly liquid investments with an original maturity at date of purchase of three months or less to be cash equivalents.

     (b)  Inventories

          Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

     (c)  Property, Plant and Equipment

          Property, plant and equipment are stated at cost. Buildings are depreciated using the straight-line method over thirty years. Machinery and equipment, transportation equipment and furniture and fixtures are depreciated using the straight-line method over estimated useful lives, ranging from three to fifteen years.

          During 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121, Accounting for the Impairment of Long Lived Assets and Long Lived Assets to Be Disposed of. The adoption of SFAS No. 121 did not have a material impact on the Company's financial position.

     (d)  Income Taxes

          The Company has elected to be taxed as an S Corporation for federal income tax purposes and state franchise tax purposes. Accordingly, federal income taxes are the responsibility of the Company's stockholder. However, the Company is subject to a 1.5% California State franchise tax on taxable income.

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     (e)  Environmental Liabilities and Expenditures

          Accruals for environmental matters, if any, are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities are exclusive of claims against third parties and are not discounted.

          In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized if the costs increase the value of the property and/or mitigate or prevent contamination from future operations.

(3)  RECEIVABLES

     Receivables consists of the following at December 31:

                                                  1996         1995
                                                  ----         ----
          Customer accounts                   $ 14,113,767   10,691,938
          Other                                    274,638      601,100
          Due from employee-officer                322,800           --
                                              ------------   ----------
                                                14,711,205   11,293,038

          Less allowance for doubtful accounts      50,000      100,000
                                              ------------   ----------

                                              $ 14,661,205   11,193,038
                                              ============   ==========

(4)  INVENTORIES

     The cost of inventories consists of the following at December 31:

                                                  1996         1995
                                                  ----         ----
          Raw materials and supplies          $ 12,364,116   11,742,512
          Work in process                        4,439,000    4,199,629
          Finished goods                         5,558,652    4,904,724
                                              ------------   ----------

                                                22,361,768   20,846,865

          Less allowance for LIFO                2,525,024    4,004,550
                                              ------------   ----------

                                              $ 19,836,744   16,842,315
                                              ============   ==========

                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements


(5)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at December 31:

                                                               1996         1995
                                                               ----         ----
          Land and buildings                              $ 15,440,928    11,887,437
          Machinery and equipment                           19,499,837    19,976,335
          Transportation equipment                           6,484,784     6,431,025
          Furniture and fixtures                             2,063,013     1,916,838
          Other                                                 41,819        41,819
                                                          ------------   -----------

                                                            43,530,381    40,253,454

          Less accumulated depreciation                     22,047,605    20,287,466
                                                          ------------   -----------

                                                          $ 21,482,776    19,965,988
                                                          ============   ===========

(6)  NOTES RECEIVABLE FROM MARWAIS LLC

     The Company has two notes receivable including interest from Marwais LLC totaling $5,105,417 and $5,000,000 at December 31, 1996 and 1995,
     respectively. The notes bear interest at the prime rate, which was 8.25% and 8.75% at December 31, 1996 and 1995, respectively. Interest is due quarterly and principal of $2,000,000 and $3,000,000 is due April 1, 2004 and April 28, 2005, respectively.

(7)  LINE OF CREDIT

     The Company has available a revolving line of credit which provides up to $20,000,000 through June 1, 1997. In November 1996, the line of credit was converted from a supported facility to a borrowing base which represents 80% of acceptable receivables and up to 50% of acceptable inventory. The outstanding balance on this line of credit was $19,000,000 and $13,000,000 at December 31, 1996 and 1995, respectively. Interest payable on outstanding balances is at the LIBOR rate plus 1.50 percentage points, which at December 31, 1996 was 7.22%. The Company is currently in the process of renewing this line of credit.

                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements


(8)  LONG-TERM DEBT

     The Company has bank borrowings, which have been used to finance Colorstrip, Inc.'s coating facility, in the amount of $19,337,500 and $23,800,000 as of December 31, 1996 and 1995, respectively. The loan bears interest at LIBOR rate plus 1.50 percentage points which was 7.22% and 7.20% at December 31, 1996 and 1995, respectively. The loan is secured by substantially all assets of the Company and is also guaranteed by Colorstrip, Inc. Interest is due monthly and principal is due in quarterly installments of $1,487,500 beginning February 1, 1995, with the outstanding loan balance due November 1, 1999. During the current year, one of the quarterly installment payments was deferred until the end of the term loan.

     Under the terms of the agreement the Company is required to meet certain financial ratios and covenants.

     The Company has a related loan agreement with Colorstrip, Inc. for the purchase of equipment used in the Facility. The Company has an outstanding balance due from Colorstrip, Inc. under this agreement in the amount of $25,925,000 and $30,387,500 as of December 31,1996 and 1995, respectively.

(9)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of current assets and current liabilities approximates fair value as of December 31, 1996 and 1995 due to the relatively short-term maturity of these instruments.

     The carrying amount of long-term assets and long-term liabilities approximates fair value as of December 31, 1996 and 1995 as they are variable rate instruments.

     It is management's opinion that the carrying amounts of the notes receivable from Colorstrip, Inc. and Marwais LLC approximate fair value as of December 31, 1996 and 1995 as they are at prevailing market rates.

(10) PENSION AND PROFIT SHARING PLANS

     The Company (with Colorstrip, Inc. and Marwais Steel Company (MSC)) participates in a non-contributory defined benefit/cash balance pension plan for employees not covered by collective bargaining agreements. Benefits are based on a formula which includes years of service and compensation.

     The Company's portion of the net periodic pension cost for the years ended December 31, 1996 and 1995 included the following components:

                                                                                  1996          1995
                                                                                  ----          ----
          Service cost - benefits earned during the period                     $ 121,000       110,000
          Interest cost on projected benefit obligation                           54,000        54,000
          Actual return on plan assets                                          (152,000)     (208,000)
          Net amortization and deferral                                           79,000       148,000
                                                                               ---------      --------

               Net pension cost                                                $ 102,000       104,000
                                                                               =========      ========

                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements



(10)  PENSION AND PROFIT SHARING PLANS, CONTINUED

      Assets of the plans include marketable equity securities, money market funds, U.S. government obligations, fixed income securities and other investments.

      The following table sets forth the Company's portion of funded status and amounts recognized in the Company's balance sheets at December 31, 1996 and 1995:

                                                                           1996                1995
                                                                           ----                ----
          Actuarial present value of benefit obligations
               Vested benefit obligation                              $  (803,000)           (728,000)
               Non-vested benefit obligation                              (48,000)            (53,000)
                                                                       ----------          ----------

          Accumulated benefit obligation                                 (851,000)           (781,000)

          Effect of projected future compensation                         (45,000)            (40,000)
                                                                       ----------          ----------

          Projected benefit obligation                                   (896,000)           (821,000)
          Plan assets at fair value                                       973,000             906,000
                                                                       ----------          ----------

          Projected benefit obligation less than
            plan assets                                                    77,000              85,000
                                                                       ----------          ----------

          Unrecognized net gain                                          (242,000)           (146,000)
          Unrecognized net obligation at transition                       (41,000)            (43,000)
                                                                       ----------          ----------

          Accrued pension liability recognized in the
               balance sheets                                         $  (206,000)           (104,000)
                                                                       ==========          ==========

      Significant assumptions used in calculating the pension liability as of December 31, 1996 and 1995 are listed below:

                                                                            1996                1995
                                                                            ----                ----
          Discount rates                                                    7.25%               7.25%
          Rates of compensation increase                                    5.00%               5.00%
          Expected long-term rate of return on assets                       8.00%               8.00%

      It is the Company's current policy to contribute at least the minimum statutory amounts. There were no minimum contributions required to the defined benefit plan for the years ended December 31, 1996 and 1995, respectively.

      The Company's collective bargaining agreements provide retirement benefits for its union employees. The Company's contributions to the retirement plan for the employees covered by collective bargaining agreements were approximately $276,000 and $289,000 for the years ended December 31, 1996 and 1995, respectively.

                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements


(10) PENSION AND PROFIT SHARING PLANS, CONTINUED

     The Company also provides a non-contributory defined contribution profit sharing plan for employees not covered by collective bargaining agreements. The Company's contributions to the Plan were approximately $319,000 and $323,000 for the years ended December 31, 1996 and 1995, respectively.

     The Company, as part of an agreement with the owner-officer, has agreed to pay certain pension and benefit payments. As of December 31, 1996, the accumulated benefit obligation is estimated to be $1,800,000 and is expensed over the anticipated service period, however, if he retires early, it would be much larger. As of December 31, 1996 the Company has recognized $850,000 as a liability.

(11) INCOME TAXES

     The provision for state franchise taxes consists of the following for the years ended December 31:

                                                         1996         1995
                                                         ----         ----
          Current                                    $ (136,295)      91,000
          Deferred (benefit)                            (54,000)     (42,000)
                                                     ----------     --------

                                                     $ (190,295)      49,000
                                                     ==========     ========

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability are presented below at December 31, 1996 and 1995:

          Deferred tax asset:
             Accrued liability                       $      ---      (48,000)
             Manufacturing tax credit                  (102,000)         ---


          Deferred tax liabilities:
             Involuntary conversion                      89,000       89,000
                                                     ----------     --------

          Net deferred tax (asset) liability
             included in prepaid assets              $  (13,000)      41,000
                                                     ==========     ========

(12) RENTAL INCOME

     The Company leases plant and office space to Colorstrip, Inc. under a non-cancelable operating lease expiring June 30, 2002. The lease contains certain purchase and renewal options. For the year ended December 31, 1996, the Company recorded rental income of approximately $574,000. Future minimum lease receipts are $605,400 per annum.

                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements


(13)  COMMITMENTS AND CONTINGENCIES

      The Company is a defendant in two class action suits regarding its employment practices. One of the suits was settled and an amount of $3,000,000 was accrued in 1995 to provide for estimated losses. With respect to the second suit, extensive discovery has been conducted and a trial set for early 1997 on some of the issues. The Company adamantly denies the allegations and intends to vigorously defend the action. The Company believes that the results of this litigation and any other pending legal proceedings will not have a materially adverse effect on the Company's financial condition.

      Approximately sixty percent (60%) of the Company's employees are subject to a collective bargaining agreement which expires in March 2000.

(14)  TRANSACTIONS WITH MSC AND COLORSTRIP, INC.

      a)  Marshall I. Wais, Sr. is the 100% owner of MSC and PPSC.

      b) Colorstrip, Inc. is a color coating facility which is 100% owned by the children of Marshall I. Wais, Sr.

      c)  Marwais LLC is owned by Marshall I. Wais, Jr.

      Following is a description of the current year transactions:

          MSC, an affiliate entity, provides certain administrative services to the Company. Such administrative expenses totaled $1,768,253 and $1,417,500 for the years ended December 31, 1996 and 1995, respectively. These fees are included in selling, general and administrative expenses in the accompanying statements of income.

          MSC provided steel processing services to the Company totaling $416,000 and $2,311,000 for the years ended December 31, 1996 and 1995, respectively. Fees for these services are included in cost of sales in the accompanying statements of income. These steel processing activities were performed by Colorstrip, Inc. commencing March 1996.

          Colorstrip, Inc. provided steel processing services to the Company totaling $1,381,000 for the year ended December 31, 1996. Fees for these services are included in cost of sales in the accompanying statements of income.

          The Company provides certain administrative services to Colorstrip, Inc. and MSC. Income from such services totaled $1,103,000 and $700,000 for the years ended December 31, 1996 and 1995, respectively, and is included as a reduction of selling, general and administrative expenses in the accompanying statements of income.

          The Company sold steel to Colorstrip, Inc. in the amount of $33,926,000 and $34,147,000 for the years ended December 31, 1996 and 1995, respectively.

(15)  MAJOR CUSTOMERS

      In addition to the sales to an affiliate as disclosed in note 14, one customer accounted for 9.1% and 12.2% of the Company's net sales for the years ended December 31, 1996 and 1995, respectively.

(16)  EVENTS SUBSEQUENT TO DATE OF AUDIT REPORT (UNAUDITED)

      On July 15, 1997, Pinole Point Steel Company and Colorstrip, Inc. merged and was operated under the name Colorstrip, Inc. On December 15, 1997 certain assets and liabilities of Colorstrip, Inc. were acquired by Material Sciences Corporation. The accompanying financial statements do not reflect the effects of either the merger or the acquisition and are the historical audited financial statements of the Company.

----
KPMG
----


                               COLORSTRIP, INC.

                             Financial Statements

                          December 31, 1996 and 1995

                  (With Independent Auditors' Report Thereon)

              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT

The Stockholders
Colorstrip, Inc.:

We have audited the accompanying balance sheets of Colorstrip, Inc. as of December 31, 1996 and 1995, and the related statements of income and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colorstrip, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                       KPMG Peat Marwick LLP

April 4, 1997

                               COLORSTRIP, INC.

                                Balance Sheets

                          December 31, 1996 and 1995

               Assets                                  1996           1995
               ------                                  ----           ----
Current assets:
     Cash                                       $     831,805        900,480
     Accounts receivable, net                         650,874        534,355
     Inventories                                    1,782,254      1,762,797
     Prepaid expenses and other assets                531,054        353,200
     Advances to stockholders                         100,000        100,000
                                                   ----------     ----------

          Total current assets                      3,895,987      3,650,832


Restricted cash                                     8,210,000      8,135,000
Due from affiliate                                  2,146,792      2,003,815
Interest receivable from stockholders                 480,324        405,542
Property, plant and equipment, net                 24,025,327     26,229,020
                                                   ----------     ----------

                                                $  38,758,430     40,424,209
                                                   ==========     ==========

     Liabilities and Stockholders' Deficit
     -------------------------------------

Current liabilities:
     Accounts payable                           $   1,130,969      1,351,041
     Accrued expenses                                 495,049        457,429
     Note payable to Pinole Point Steel Company     5,950,000      5,950,000
                                                   ----------     ----------

          Total current liabilities                 7,576,018      7,758,470

Deferred taxes                                         63,000         34,000
Due to Pinole Point Steel Company                   8,317,555      8,535,940
Due to Marwais Steel Company                        2,731,726      1,984,432
Notes payable:
     Pinole Point Steel Company                    19,975,000     24,437,500
     Stockholders                                   8,225,000      8,150,000
                                                   ----------     ----------

          Total liabilities                        46,888,299     50,900,342
                                                   ----------     ----------

Stockholders' deficit:
     Common stock, without par value, Authorized
      10,000 shares; issued and outstanding 1,000
      shares                                        1,039,313      1,039,313
     Notes receivable from stockholders              (750,000)      (750,000)
     Accumulated deficit                           (8,419,182)   (10,765,446)
                                                   ----------     ----------

          Total stockholders' deficit              (8,129,869)   (10,476,133)
                                                   ----------     ----------

                                                $  38,758,430     40,424,209
                                                   ==========     ==========

See accompanying notes to financial statements.

                               COLORSTRIP, INC.

                 Statements of Income and Accumulated Deficit

                    Years ended December 31, 1996 and 1995

                                                       1996            1995
                                                       ----            ----
Net sales                                        $  64,478,703      61,148,685
Cost of sales                                       53,569,144      52,983,138
                                                 -------------     -----------

               Gross profit                         10,909,559       8,165,547

Selling, general and administrative expenses         6,679,250       5,942,221
                                                 -------------     -----------

               Operating income                      4,230,309       2,223,326
                                                 -------------     -----------

Other income (expense):
    Interest income                                    620,212         607,513
    Interest expense                                (2,549,457)     (2,926,857)
    Rental income                                       75,000         300,000
                                                 -------------     -----------

                                                    (1,854,245)     (2,019,344)
                                                 -------------     -----------

               Income before income taxes            2,376,064         203,982

Income taxes                                            29,800           9,800
                                                 -------------     ------------

               Net income                            2,346,264         194,182

Accumulated deficit, beginning of year             (10,765,446)    (10,959,628)
                                                 -------------     -----------

Accumulated deficit, end of year                 $  (8,419,182)    (10,765,446)
                                                 =============     ===========

See accompanying notes to financial statements.

                               COLORSTRIP, INC.

                           Statements of Cash Flows

                    Years ended December 31, 1996 and 1995


                                                                                1996               1995
                                                                                ----               ----
Cash flows from operating activities:
     Net income                                                            $  2,346,264          194,182
     Adjustments to reconcile net income to net cash provided
        by operating activities:
        Depreciation and amortization                                         2,811,280        2,679,293
        Deferred taxes                                                           29,000            9,000
        Changes in operating assets and liabilities:
            Accounts receivable                                                (116,519)          42,477
            Inventories                                                         (19,457)          93,403
            Prepaid expenses and other assets                                  (177,854)         171,645
            Due from affiliate                                                 (142,977)        (442,225)
            Interest receivable from stockholders                               (74,782)         (75,303)
            Accounts payable                                                   (220,072)        (254,516)
            Accrued expenses                                                     37,620         (387,624)
                                                                             ----------        ---------
                Net cash provided by operating activities                     4,472,503        2,030,332
                                                                             ----------        ---------
Cash flows from investing activities:
     Additions to property, plant and equipment                                (607,587)      (1,035,857)
     Advances to stockholders                                                        --         (100,000)
                                                                             ----------        ---------
                Net cash used in investing activities                          (607,587)      (1,135,857)
                                                                             ----------        ---------
Cash flows from financing activities:
     Repayment of notes payable to Pinole Point Steel Company                (4,462,500)      (5,950,000)
     Advances from stockholders                                                  75,000          475,000
     Increase in restricted cash                                                (75,000)        (475,000)
     Due to Pinole Point Steel Company                                         (218,385)       4,082,765
     Due to Marwais Steel Company                                               747,294        1,099,636
                                                                             ----------        ---------
                Net cash used in financing activities                        (3,933,591)        (767,599)
                                                                             ----------        ---------
Net (decrease) increase in cash                                                 (68,675)         126,876

Cash at beginning of year                                                       900,480          773,604
                                                                             ----------        ---------

Cash at end of year                                                        $    831,805          900,480
                                                                             ==========        =========

Supplemental cash flow information:
     Cash paid for taxes                                                   $        800              800
                                                                             ==========        =========
     Cash paid for interest                                                $  2,549,457        2,926,857
                                                                             ==========        =========

See accompanying notes to financial statements.

                               COLORSTRIP, INC.

                         Notes to Financial Statements

                          December 31, 1996 and 1995

(1)  ORGANIZATION

     Colorstrip, Inc. (the Company) was incorporated on April 11, 1990. The Company produces color coated steel coils on a continuous paint line (the Facility) for a wide range of applications.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (a)  Inventories

          Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     (b)  Property, Plant and Equipment

          Property, plant and equipment are stated at cost, Depreciation is calculated on the straight-line method over useful lives ranging from three to fifteen years.

          During 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121, Accounting for the Impairment of Long Lived Assets and Long Lived Assets to be Disposed of. The adoption of SFAS No. 121 did not have a material impact on the Company's financial position.

     (c)  Income Taxes

          The Company has elected to be taxed as an S Corporation for federal income tax purposes and state franchise tax purposes. Accordingly, federal income taxes are the responsibility of the Company's stockholders. However, the Company is subject to a 1.5% California State franchise tax on taxable income.

     (d)  Environmental Liabilities and Expenditures

          Accruals for environmental matters, if any, are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities are exclusive of claims against third parties and are not discounted.

          In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized if the costs increase the value of the property and/or mitigate or prevent contamination from future operations.


                                                                    (Continued)

                               COLORSTRIP, INC.

                         Notes to Financial Statements

(3)  ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following at December 31:

                                                             1996         1995
                                                             ----         ----
        Accounts receivable                               $ 670,874      559,355
        Less allowance for doubtful accounts                 20,000       25,000
                                                          ---------      -------

                                                          $ 650,874      534,355
                                                          =========      =======

(4)  INVENTORIES

     The FIFO cost of inventories consists of the following at December 31:

                                                             1996         1995
                                                             ----         ----
        Raw materials and supplies                       $  881,931      997,218
        Finished goods                                      900,323      765,579
                                                          ---------    ---------

                                                         $1,782,254    1,762,797
                                                          =========    =========

(5)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at December 31:

                                                              1996        1995
                                                              ----        ----
       Land                                             $   188,110      188,110
       Buildings                                            129,756      112,339
       Machinery and equipment                           37,133,820   36,682,682
       Autos and trucks                                      69,665       69,665
       Leasehold improvements                               317,445      178,413
                                                         ----------   ----------

                                                         37,838,796   37,231,209

       Less accumulated depreciation                     13,813,469   11,002,189
                                                         ----------   ----------

                                                        $24,025,327   26,229,020
                                                         ==========   ==========

(6)  LEASE AGREEMENTS

     During 1996, the Company assumed an operating lease agreement for certain equipment, which expires in February 2000. Rental expense or $267,442 was recorded for the year ended December 31, 1996. Future minimum obligations under this non-cancelable operating lease are $332,544 annually through the year 2000. In addition, the Company has certain lease commitments with affiliates disclosed in Note 9.

                                                                     (Continued)

                               COLORSTRIP, INC.

                         Notes to Financial Statements

(7)  PENSION AND PROFIT SHARING PLANS

     The Company (with Pinole Point Steel Company (PPSC) and Marwais Steel Company (MSC)) participates in a non-contributory defined benefit/cash balance pension plan for employees not covered by collective bargaining agreements. Benefits are based on a formula which includes years of service and compensation.

     The Company's portion of the net periodic pension cost for the years ended December 31, 1996 and 1995 included the following components:

                                                             1996      1995
                                                             ----      ----
          Service cost-benefits earned during the period  $ 39,000    31,000
          Interest cost on projected benefit obligation     15,000    12,000
          Actual return on plan assets                     (35,000)  (45,000)
          Net amortization and deferral                     19,000    32,000
                                                            ------    ------
               Net pension cost                           $ 38,000    30,000
                                                            ======    ======

     Assets of the plans include marketable equity securities, money market funds, U.S. government obligations, fixed income securities and other investments.

     The following table sets forth the Company's portion of funded status and amounts recognized in the Company's balance sheets at December 31, 1996 and 1995:

                                                              1996      1995
                                                              ----      ----
          Actuarial present value of benefit obligations:
            Vested benefit obligation                     $ (168,000) (132,000)
            Non-vested benefit obligation                    (30,000)  (25,000)
                                                            --------  --------

          Accumulated benefit obligation                    (198,000) (157,000)

          Effect of projected future compensation            (53,000)  (41,000)
                                                            --------  --------
          Projected benefit obligation                      (251,000) (198,000)
          Plan assets at fair value                          231,000   200,000
                                                            --------  --------
          Projected benefit obligation (in excess of)
            less than plan assets                            (20,000)    2,000

          Unrecognized net gain                              (40,000)  (23,000)
          Unrecognized net obligation at transition           (8,000)   (9,000)
                                                            --------  --------
          Accrued pension liability recognized in
            the balance sheets                            $  (68,000)  (30,000)
                                                            ========  ========

                                                                     (Continued)

                               COLORSTRIP, INC.

                         Notes to Financial Statements


(7)  PENSION AND PROFIT SHARING PLANS, CONTINUED

     Significant assumptions used in calculating the pension liability as of December 31, 1996 and 1995 are listed below:

                                                            1996          1995
                                                            ----          ----
          Discount rates                                    7.25%         7.25%
          Rates of compensation increase                    5.00%         5.00%
          Expected long-term rate of return on assets       8.00%         8.00%

     It is the Company's current policy to contribute at least the minimum statutory amounts. There were no minimum contributions required to the defined benefit plan for the years ended December 31, 1996 and 1995, respectively.

     The Company's collective bargaining agreements provide retirement benefits for its union employees. The Company's contributions to the retirement plan for the employees covered by collective bargaining agreements were approximately $84,000 and $61,000 for the years ended December 31, 1996 and 1995, respectively.

     The Company also provides a non-contributory defined contribution profit sharing plan for employees not covered by collective bargaining agreements. The Company's contributions to the Plan were approximately $145,000 and $172,000 for the years ended December 31, 1996 and 1995, respectively.

(8)  INCOME TAXES

     The provision for state franchise taxes consists of the following for the years ended December 31:

                                                       1996          1995
                                                       ----          ----
          Current                                   $   800            800
          Deferred                                   29,000          9,000
                                                    -------          -----
                                                    $29,800          9,800
                                                    =======          =====

                                                                     (continued)

                               COLORSTRIP, INC.

                         Notes to Financial Statements

(8)  INCOME TAXES, CONTINUED

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability are presented below at December 31, 1996 and 1995:

                                                       1996          1995
                                                       ----          ----
          Deferred tax asset:
             Net operating loss                   $ (158,200)     (196,000)
             Other, net                              (13,800)       (1,000)
                                                  ----------      --------

                                                    (172,000)     (197,000)

          Deferred tax liabilities:
             Depreciation                            235,000       231,000
                                                  ----------      --------

          Net deferred tax liabilities            $   63,000        34,000
                                                  ==========      ========

     At December 31, 1996, the Company has available for California State Franchise tax return purposes net losses totaling approximately $10,554,489, subject to certain limitations, which will expire between 1997 and 1998.

(9)  TRANSACTIONS WITH PPSC, MSC AND MILIMAR

     a)   Marshall I. Wais, Sr. owns 100% of MSC and PPSC.

     b) Pinole Point Steel Company produces galvanized materials and is 100% owned by Marshall I. Wais, Sr.

     c)   Milimar is a company which is 100% owned by the children of Marshall
          I. Wais, Sr.

     Following is a description of the amounts and transactions between the above companies.

     (a)  Notes Receivable from Stockholders

          During 1990, the Company issued 200 shares of common stock to stockholders in exchange for notes receivable in the amount of $750,000 which has been reflected as a contra-equity account. The notes receivable are due July 2000 and accrue interest at 9.1%, due annually. At December 31, 1996 and 1995, outstanding interest receivable was $480,324 and $405,542, respectively, and is recorded as interest receivable from stockholders in the accompanying balance sheets.

     (b)  Due from Affiliate

          The Company has a receivable from Milimar in the amount of $2,146,792.

                                                                     (continued)

                               COLORSTRIP, INC.

                         Notes to Financial Statements

(9)  TRANSACTIONS WITH PPSC, MSC AND MILIMAR, CONTINUED

     (c)  Note Payable--PPSC

          The Company entered into a loan agreement with PPSC to borrow up to $37,154,320 to purchase equipment to use in the Facility. The agreement was modified effective November 1, 1994 and provides for a term loan not to exceed $36,337,500. Interest is due monthly and accrues at a variable rate, which equaled the LIBOR rate plus 1.50 percentage points, or 7.22% and 7.20% at December 31, 1996 and 1995, respectively. Principal is due in quarterly installments of $1,487,500 beginning February 1, 1995 with the outstanding loan balance due November 1, 1999. During the current year, one of the quarterly installment payments was deferred until the end of the term loan. The outstanding principal balance at December 31, 1996 and 1995 was $25,925,000 and $30,387,500, respectively, and is recorded as a note payable in the accompanying balance sheets.

     (d)  Notes Payable--Stockholders

          During 1996 and 1995, respectively, the Company borrowed an additional $75,000 and $475,000, respectively, from the stockholders of the Company. The borrowings bear interest at a bank's adjusted prime rate (as defined in each note agreement). The notes are due January 2, 1998. The adjusted prime rate as of December 31, 1996 ranged from 4.5% to 5.85%. The note payable balance at December 31, 1996 and 1995 was $8,225,000 and $8,150,000, respectively. Due to banking requirements, the majority of the cash received have been classified as restricted cash in the accompanying balance sheets.

     (e)  Rental Income

          The Company has a cancelable operating lease with Milimar, an affiliate, for certain office and warehouse space. During each of the years ended December 31, 1996 and 1995, the Company recorded rental income of $75,000 and $300,000, respectively. The lease was canceled in March 1996.

     (f)  Rental Expense

          The Company has a non-cancelable operating lease with PPSC for plant and office space expiring June 30, 2002. The lease contains certain purchase and renewal options. For the year ended December 31, 1996, the Company incurred rental expense of approximately $574,000. Future minimum lease payments are $605,400 per annum.

     (g)  Transactions with PPSC and MSC

          PPSC and MSC provided certain administrative services to the Company totalling $1,351,000 and $840,000 for the years ended December 31, 1996 and 1995, respectively. Such expenses are included in selling, general and administrative expenses in the accompanying statements of income and accumulated deficit. In addition, Pinole Point Steel Company provides financing for accounts receivable.


                                                                     (Continued)

                               COLORSTRIP, INC.

                         Notes to Financial Statements

(9)  TRANSACTIONS WITH PPSC, MSC AND MILIMAR, CONTINUED

          The Company purchased steel from PPSC in the amount of $33,926,000 and $34,147,000 for the years ended December 31, 1996 and 1995, respectively.

          MSC provided steel processing services to the Company totaling $225,000 and $911,000 for the years ended December 31, 1996 and 1995, respectively. Fees for these services are included in cost of sales in the accompanying statements of income and accumulated deficit. During the current year, MSC sold its leased assets and slitting operations to the Company at net book value.

          The Company provided steel processing services to PPSC totaling $1,381,000 for the year ended December 31, 1996. Revenues for these services are included in the accompanying statements of income and accumulated deficit.

     (h)  Commitments and Contingencies

          The Company is the guarantor of a loan of PPSC. This loan had an outstanding balance of $19,337,500 and $23,800,000 at December 31, 1996 and 1995, respectively.

          Approximately 65% of the Company's employees are subject to a collective bargaining agreement which expires in January of 1998.

(10) MAJOR CUSTOMERS

     Sales to four customers amounted to approximately 35% and 45% of the Company's net sales for the years ended December 31, 1996 and 1995, respectively.

(11) EVENTS SUBSEQUENT TO DATE OF AUDIT REPORT (UNAUDITED)

     On July 15, 1997, Pinole Point Steel Company and Colorstrip, Inc. merged and was operated under the name Colorstrip, Inc. On December 15, 1997 certain assets and liabilities of Colorstrip, Inc. were acquired by Material Sciences Corporation. The accompanying financial statements do not reflect the effects of either the merger or the acquisition and are the historical audited financial statements of the Company.

-----
KPMG
-----

                          PINOLE POINT STEEL COMPANY

                             Financial Statements

                          December 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)

[LOGO] [LETTERHEAD OF PEAT MARWICK LLP]



                          INDEPENDENT AUDITORS' REPORT

Mr. Marshall I. Wais and the
Board of Directors
Pinole Point Steel Company:

We have audited the accompanying balance sheets of Pinole Point Steel Company as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinole Point Steel Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP

May 3, 1996, except as to note 7
 which is as of November 25, 1996

                          PINOLE POINT STEEL COMPANY

                                Balance Sheets

                          December 31, 1995 and 1994

                                                       1995           1994
                                                       ----           ----
               Assets
               ------
Current assets:
     Cash and cash equivalents                  $     851,285      6,255,081
     Receivables, net                              11,193,038     12,362,995
     Inventories, net                              16,842,315     16,692,711
     Due from Marwais Steel Company                 8,227,921      6,372,868
     Prepaid expenses and other current assets        300,282        470,380
     Current portion of note receivable
       from Colorstrip, Inc.                        5,950,000      5,950,000
                                                  -----------    -----------

          Total current assets                     43,364,841     48,104,035

Due from Colorstrip, Inc.                           8,535,940      4,453,175
Note receivable from Colorstrip, Inc.              24,437,500     30,387,500
Notes receivable from Marwais LLC                   5,000,000      2,000,000
Property, plant and equipment, net                 19,965,988     15,656,912
                                                  -----------    -----------

                                                $ 101,304,269    100,601,622
                                                  ===========    ===========

     Liabilities and Stockholder's Equity
     ------------------------------------

Current liabilities:
     Borrowings under line of credit            $  13,000,000     13,071,949
     Current portion of long-term debt              5,950,000      5,950,000
     Accounts payable                              15,679,814     10,120,152
     Accrued expenses                               1,850,113      1,511,582
                                                  -----------    -----------

          Total current liabilities                36,479,927     30,653,683

Long-term debt                                     17,850,000     23,800,000
                                                  -----------    -----------

          Total liabilities                        54,329,927     54,453,683
                                                  -----------    -----------
Stockholder's equity:
     Common stock, $10 par value;
       authorized 1,000,000 shares;
       issue and outstanding 167,565 shares         1,675,650      1,675,650
     Additional paid-in capital                    20,950,794     20,950,794
     Retained earnings                             24,347,898     23,521,495
                                                  -----------    -----------

          Total stockholder's equity               46,974,342     46,147,939
                                                  -----------    -----------
                                                $ 101,304,269    100,601,622
                                                  ===========    ===========

See accompanying notes to financial statements.

                          PINOLE POINT STEEL COMPANY

                             Statements of Income

                    Years ended December 31, 1995 and 1994

                                                                  1995                1994
                                                                  ----                ----
Net sales                                                   $  154,565,603         126,443,734
Cost of sales                                                  138,784,297         116,140,704
                                                             -------------       -------------

          Gross profit                                          15,781,306          10,303,030

Selling, general and administrative expenses                    13,672,659          12,740,173
                                                             -------------       -------------

          Operating income (loss)                                2,108,647          (2,437,143)
                                                             -------------       -------------

Other income (expense):
     Interest income                                             2,801,614           3,013,286
     Interest expense                                           (3,097,880)         (4,076,924)
     Business interruption claim, net of direct expenses                --           5,218,154
     Gain on involuntary conversion of property, plant
        and equipment                                                   --           5,454,000
     Other                                                         668,618             189,076
                                                             -------------       -------------

                                                                   372,352           9,797,592
                                                             -------------       -------------

          Income before income taxes                             2,480,999           7,360,449

Income taxes                                                        49,000             111,000
                                                             -------------       -------------

          Net income                                        $    2,431,999           7,249,449
                                                             =============       =============


See accompanying notes to financial statements.

                          PINOLE POINT STEEL COMPANY

                      Statements of Stockholder's Equity

                    Years ended December 31, 1995 and 1994

                                                            ADDITIONAL                               TOTAL
                                           COMMON             PAID-IN            RETAINED         STOCKHOLDER'S
                                            STOCK             CAPITAL            EARNINGS             EQUITY
                                        ------------        ----------          ----------          ----------
Balances at December 31, 1993           $  1,675,650        20,950,794          18,247,046          40,873,490
     Dividend to stockholder                      --                --          (1,975,000)         (1,975,000)
     Net income                                   --                --           7,249,449           7,249,449
                                        ------------        ----------          ----------          ----------
Balances at December 31, 1994              1,675,650        20,950,794          23,521,495          46,147,939
     Dividend to stockholder                      --                --          (1,605,596)         (1,605,596)
     Net income                                   --                --           2,431,999           2,431,999
                                        ------------        ----------          ----------          ----------
Balances at December 31, 1995           $  1,675,650        20,950,794          24,347,898          46,974,342
                                        ============        ==========          ==========          ==========

See accompanying notes to financial statements.

                          PINOLE POINT STEEL COMPANY

                           Statements of Cash Flows

                    Years ended December 31, 1995 and 1994

                                                                      1995            1994
                                                                      ----            ----
Cash flows from operation activities:
   Net income                                                    $  2,431,999       7,249,449
   Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
     Depreciation                                                   1,478,823         921,398
     Gain on involuntary conversion of property, plant and
        equipment                                                          --      (5,454,000)
     (Gain) loss on sale of assets                                   (380,924)         12,439
     Allowance for doubtful accounts                                       --          50,000
     Allowance for LIFO                                             1,908,724         468,236
   Changes in operating assets and liabilities:
     Receivables                                                    1,169,957      (2,145,674)
     Inventories                                                   (2,058,328)     (1,761,582)
     Prepaid expenses and other current assets                        170,098        (234,791)
     Account payable                                                5,559,662       1,695,307
     Accrued expenses                                                 338,531        (182,674)
                                                                 ------------      ----------

          Net cash provided by operating activities                10,618,542         618,108
                                                                 ------------      ----------
Cash flows from investing activities:
   Additions to property, plant and equipment                      (5,809,768)     (7,315,804)
   Proceeds from insurance on involuntary conversion of
     property, plant and equipment                                         --       5,454,000
   Proceeds from sale of equipment                                    402,793          19,852
   Loan to related party                                           (3,000,000)     (2,000,000)
   Repayments on note receivable from affiliate                     5,950,000       7,349,816
   Due from Colorstrip, Inc.                                       (4,082,765)     (1,944,234)
   Due from Marwais Steel Company                                  (1,855,053)       (880,000)
                                                                 ------------      ----------

          Net cash (used in) provided by investing activities      (8,394,793)        683,630
                                                                 ------------      ----------
Cash flows from financing activities:
   Repayment of borrowings from affiliate                                  --      (2,500,000)
   Repayments of long-term debt                                    (5,950,000)     (4,250,000)
   Borrowings under line of credit                                 14,500,000      21,071,949
   Payments under line of credit                                  (14,571,949)    (13,000,000)
   Dividend to stockholder                                         (1,605,596)     (1,975,000)
                                                                 ------------      ----------

          Net cash used in financing activities                    (7,627,545)       (653,051)
                                                                 ------------      ----------
Net (decrease) increase in cash and cash equivalents               (5,403,796)        648,687

Cash and cash equivalents at beginning of year                      6,255,081       5,606,394
                                                                 ------------      ----------

Cash and cash equivalents at end of year                         $    851,285       6,255,081
                                                                 ============      ==========
Supplementary cash flow information:
   Cash paid for interest                                        $  3,135,899       4,938,873
                                                                 ============      ==========

   Cash paid for income taxes                                    $     40,000          80,600
                                                                 ============      ==========

See accompanying notes to financial statements.

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements

                          December 31, 1995 and 1994


(1)  THE COMPANY

     Pinole Point Steel Company (the Company) was incorporated under the laws of the State of California on June 2, 1978. The Company produces galvanized material on a continuous hot-dip galvanizing line for a wide range of applications.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity at date of purchase of three months or less to be cash equivalents.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Buildings are depreciated using the straight-line method over thirty years. Machinery and equipment, transportation equipment and furniture and fixtures are depreciated using the straight-line method over estimated useful lives, ranging from three to fifteen years.

     INCOME TAXES

     The Company has elected to be taxed as an S Corporation for federal income tax purposes and state franchise tax purposes. Accordingly, federal income taxes are the responsibility of the Company's stockholder. A provision for state franchise taxes has been calculated at the state tax rate of 1.5% for S Corporations on taxable income.

     RECLASSIFICATIONS

     Certain 1994 amounts have been reclassified to conform to the 1995 presentation.


                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements

(3)  RECEIVABLES

     Receivables consists of the following at December 31:

                                                                                  1995             1994
                                                                                  ----             ----
          Customer accounts                                                  $ 10,691,938       12,329,274
          Taxes                                                                        --           30,800
          other                                                                   601,100          102,921
                                                                              -----------      -----------

                                                                               11,293,038       12,462,995

          Less allowance for doubtful accounts                                    100,000          100,000
                                                                              -----------      -----------

                                                                             $ 11,193,038       12,362,995
                                                                              ===========      ===========

(4)  INVENTORIES

     The cost of inventories consists of the following at December 31:

                                                                                  1995             1994
                                                                                  ----             ----
          Raw materials and supplies                                         $ 11,742,512       12,974,890
          Work in process                                                       4,199,629        2,516,239
          Finished goods                                                        4,904,724        3,297,408
                                                                              -----------      -----------

                                                                               20,846,865       18,788,537

          Less allowance for LIFO                                               4,004,550        2,095,826
                                                                              -----------      -----------

                                                                             $ 16,842,315     $ 16,692,711
                                                                              ===========      ===========


                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements

(5)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at December 31:

                                                1995            1994
                                                ----            ----
          Land and buildings                 $ 11,887,437     10,683,430
          Machinery and equipment              19,976,335     15,711,982
          Transportation equipment              6,431,025      6,383,277
          Furniture and fixtures                1,916,838      1,701,554
          Other                                    41,819         44,939
                                             ------------     ----------

                                               40,253,454     34,525,182

          Less accumulated depreciation        20,287,466     18,868,270
                                             ------------     ----------
                                             $ 19,965,988     15,656,912
                                             ============     ==========

(6)  RELATED PARTY NOTE RECEIVABLE

     The Company has a note receivable from a related party in the amount of $5,000,000 and $2,000,000 at December 31, 1995 and 1994, respectively. The note bears interest at the prime rate, which was 8.75% and 8.50% at December 31, 1995 and 1994, respectively. Interest is due quarterly and principal is due April 1, 2004.

(7)  LINE OF CREDIT

     The Company has available a revolving line of credit which provides up to $20,000,000 through December 31, 1996. In November 1996, the line of credit was converted from a supported facility to a borrowing base which represents 80% of acceptable receivables and up to 50% of acceptance inventory. The outstanding balance on this line of credit was $13,000,000 and $13,071,949 at December 31, 1995 and 1994, respectively. Interest payable on outstanding balances is at the LIBOR rate plus 1.50 percentage points, which at December 31, 1995 was 7.2%. The Company is currently in the process of renewing this line of credit.

(8)  LONG-TERM DEBT

     During 1994, the Company refinanced a loan, which was used to finance an affiliate's coating facility (the Facility). The Company has an outstanding balance, under this loan, in the amount of $23,800,000 and $29,750,000 as of December 31, 1995 and 1994, respectively. The loan bears interest at a variable rate which was 7.20% and 7.25% at December 31, 1995 and 1994, respectively. The loan is secured by substantially all assets of the Company and is also guaranteed by Colorstrip, Inc. Interest is due monthly and principal is due in quarterly installments of $1,487,500 beginning February 1, 1995, with the outstanding loan balance due November 1, 1999.

     Under the terms of the agreement the Company is required to meet certain financial ratios and covenants.

                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements

(8)  LONG-TERM DEBT, CONTINUED

     The Company has a related loan agreement with an affiliate for the purchase of equipment used in the Facility. The Company has an outstanding balance due from the affiliate under this agreement in the amount of $30,387,500 and $36,337,500 as of December 31, 1995 and 1994, respectively. The terms of the loan with the affiliate are the same as the terms of the loan the Company has with the bank.

(9)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of current assets and current liabilities approximates fair value as of December 31, 1995 due to the relatively short-term maturity of these instruments.

     The carrying amount of long-term assets and long-term liabilities approximates fair value as of December 31, 1995 as they are variable rate instruments.

     It is management's opinion that the carrying amount of the related party balances approximates fair value as of December 31, 1995 as they are at prevailing market rates.

(10) PENSION AND PROFIT SHARING PLANS

     The Company's collective bargaining agreements provide retirement benefits for its union employees. The Company's contributions to the retirement plan for the employees covered by collective bargaining agreements are approximately $289,000 and $295,000 for the years ended December 31, 1995 and 1994, respectively.

     The Company (with certain affiliates) participates in a non-contributory defined benefit/cash balance plan for employees not covered by collective bargaining agreements. Benefits are based on a formula which includes years of service and compensation. The Company's portion of net periodic pension cost for the years ended December 31, 1995 and 1994 is approximately $104,000 and $93,000, respectively. Assets of the plan include marketable debt and equity securities, money market funds, U.S. Government obligations and other investments. The weighted average discount rate was 7.25% and 8.00% for 1995 and 1994, respectively. The expected long-term rate of return on assets and rate of increase in future compensation levels used in determining the benefit obligation was 8.0% and 5.0%, respectively, for both years.

     The Company also provides a non-contributory defined contribution profit sharing plan for employees not covered by collective bargaining agreements. The Company's contributions to the plan are approximately $323,000 and $382,000 for the years ended December 31, 1995 and 1994, respectively.

     The Company, as part of an agreement with the owner-officer, has agreed to pay certain pension and benefit payments. As of December 31, 1995 the accumulated benefit obligation is estimated at $1,700,000 and is expensed over the anticipated services period, however if he retires early it will be much larger.

                                                                     (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements

(11) INCOME TAXES

     The provision for state franchise taxes consists of the following for the years ended December 31:

                                                        1995           1994
                                                        ----           ----
          Current                                    $ 91,000         28,000
          Deferred (benefit)                          (42,000)        83,000
                                                       ------        -------

                                                     $ 49,000        111,000
                                                       ======        =======

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability are presented below at December 31, 1995 and 1994:

          Deferred tax asset:
               Accrued liability                     $(48,000)        (6,000)


          Deferred tax liabilities:
               Involuntary conversion                  89,000         89,000
                                                       ------        -------

          Net deferred tax liability                 $ 41,000         83,000
                                                       ======        =======

(12) RENTAL INCOME

     The Company leases plant and office space to an affiliate under a non-cancelable operating lease expiring June 30, 2002. The lease contains certain purchase and renewal options. For the year ended December 31, 1995, the Company recorded rental income of $415,000. Future minimum lease receipts are $415,000 per annum.

(13) FIRE LOSS

     On July 15, 1994, a fire damaged the Company's galvanizing facility. The loss was covered by insurance and proceeds received during 1994 totaled $12,146,000. The Company incurred costs in the amount of $5,454,000 to replace and repair capital assets damaged in the fire. Insurance proceeds in excess of the net book value of the damaged assets are reflected as a gain on involuntary conversion of property, plant and equipment in the accompanying statement of income. Insurance proceeds received to offset the loss resulting from the interruption of business are reflected as business interruption claim, net of direct expenses in the accompanying statement of income.

                                                                    (Continued)

                          PINOLE POINT STEEL COMPANY

                         Notes to Financial Statements

(14) COMMITMENTS AND CONTINGENCIES

     The Company is a defendant in two class action suits regarding its employment practices. One of the suits has been settled and an amount of $3,000,000 has been accrued to provide for estimated losses. With respect to the second suit, extensive discovery has been conducted and a trial set for early 1997 on some of the issues. The Company adamantly denies the allegations and intends to vigorously defend the action. The Company believes that the results of this litigation and any other pending legal proceedings will not have a materially adverse effect on the Company's financial condition.

(15) TRANSACTIONS WITH AFFILIATES

     Marwais Steel Company (MSC), a commonly owned entity, provides certain administrative services to the Company. Such administrative expenses totaled $1,417,500 and $2,089,000 for the years ended December 31, 1995 and 1994, respectively. These fees are included in selling, general and administrative expenses in the accompanying statements of income.

     MSC provided steel processing services to the Company totaling $2,311,000 and $2,381,000 for the years ended December 31, 1995 and 1994, respectively. Fees for these services are included in cost of sales in the accompanying statement of income.

     The Company provides certain administrative services to affiliates. Income from such services totaled $700,000 and $562,000 for the years ended December 31, 1995 and 1994, respectively, and is included as a reduction of selling, general and administrative expenses in the accompanying statements of income.

     The Company sold steel to an affiliate in the amount of $34,147,000 and $27,560,000 for the years ended December 31, 1995 and 1994, respectively.


(16) MAJOR CUSTOMERS

     In addition to the sales to an affiliate as disclosed in note 15, one customer accounted for 12.2% of the Company's net sales for the year ended December 31, 1995.

(17) EVENTS SUBSEQUENT TO DATE OF AUDIT REPORT (UNAUDITED)

     On July 15, 1997, Pinole Point Steel Company and Colorstrip, Inc. merged and was operated under the name Colorstrip, Inc. On December 15, 1997 certain assets and liabilities of Colorstrip, Inc. were acquired by Material Sciences Corporation. The accompanying financial statements do not reflect the effects of either the merger or the acquisition and are the historical audited financial statements of the Company.

----
KPMG
----



                               COLORSTRIP, INC.

                             Financial Statements

                          December 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)

                       [LETTERHEAD KPMG Peat Marwick LLP]



                          Independent Auditors' Report
                          ----------------------------


The Stockholders
Colorstrip, Inc.:

We have audited the accompanying balance sheets of Colorstrip, Inc. as of December 31, 1995 and 1994, and the related statements of income and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colorstrip, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

May 3, 1996

                               COLORSTRIP, INC.

                                Balance Sheets

                          December 31, 1995 and 1994

               Assets                                       1995           1994
               ------                                       ----           ----
Current assets:
   Cash:
      Unrestricted                                    $     900,480        773,604
      Restricted                                                 --      7,660,000
   Accounts receivable, net                                 534,355        576,832
   Inventories                                            1,762,797      1,856,200
   Prepaid expenses and other assets                        353,200        524,845
   Advances to stockholders                                 100,000             --
                                                        -----------    -----------

          Total current assets                            3,650,832     11,391,481

Restricted cash                                           8,135,000             --
Due from affiliate                                        2,003,815      1,561,590
Interest receivable from stockholders                       405,542        330,239
Property, plant and equipment, net                       26,229,020     27,872,456
                                                        -----------    -----------

                                                      $  40,424,209     41,155,766
                                                        ===========    ===========

   Liabilities and Stockholders' Deficit
   -------------------------------------

Current liabilities:
   Accounts payable                                   $   1,351,041      1,605,557
   Accrued expenses                                         457,429        845,053
   Notes payable:
      Pinole Point Steel Company                          5,950,000      5,950,000
      Stockholders                                               --      7,675,000
                                                        -----------    -----------

          Total current liabilities                       7,758,470     16,075,610

Deferred taxes                                               34,000         25,000
Due to Pinole Point Steel Company                         8,535,940      4,453,175
Due to Marwais Steel Company                              1,984,432        884,796
Notes payable:
   Pinole Point Steel Company                            24,437,500     30,387,500
   Stockholders                                           8,150,000             --
                                                        -----------    -----------

          Total liabilities                              50,900,342     51,826,081
                                                        -----------    -----------

Stockholders' deficit:
   Common stock, no par value. Authorized
      10,000 shares; issued and outstanding 1,000
      shares                                              1,039,313      1,039,313
   Notes receivable from stockholders                      (750,000)      (750,000)
   Accumulated deficit                                  (10,765,446)   (10,959,628)
                                                        -----------    -----------

          Total stockholders' deficit                   (10,476,133)   (10,670,315)
                                                        -----------    -----------

                                                      $  40,424,209     41,155,766
                                                        ===========    ===========

See accompanying notes to financial statements.

                               COLORSTRIP, INC.

                 Statements of Income and Accumulated Deficit

                    Years ended December 31, 1995 and 1994

                                                                1995                1994
                                                                ----                ----
Net sales                                                  $  61,148,685          54,985,283
Cost of sales                                                 52,983,138          46,679,034
                                                            ------------        ------------
          Gross Profit                                         8,165,547           8,306,249

Selling, general and administrative expenses                   5,942,221           5,573,947
                                                            ------------        ------------

          Operating income                                     2,223,326           2,732,302
                                                            ------------        ------------

Other income (expense):
     Interest income                                             607,513             347,964
     Interest expense                                         (2,926,857)         (3,258,927)
     Rental income                                               300,000             300,000
     Insurance proceeds                                               --           1,004,218
                                                            ------------        ------------

                                                              (2,019,344)         (1,606,745)
                                                            ------------        ------------

          Income before income taxes                             203,982           1,125,557

Income taxes                                                       9,800              25,800
                                                            ------------        ------------

          Net income                                             194,182           1,099,757

Accumulated deficit, beginning of year                       (10,959,628)        (12,059,385)
                                                            ------------        ------------

Accumulated deficit, end of year                           $ (10,765,446)        (10,959,628)
                                                            ============        ============


See accompanying notes to financial statements.

                               COLORSTRIP, INC.

                           Statements of Cash Flows

                    Years ended December 31, 1995 and 1994

                                                         1995           1994
                                                         ----           ----
Cash flows from operating activities:
     Net income                                      $   194,182      1,099,757
     Adjustments to reconcile net income to net
       cash provided by operating activities:
       Depreciation and amortization                   2,679,293      2,640,955
       Deferred taxes                                      9,000         25,000
     Changes in operating assets and liabilities:
       Accounts receivable                                42,477       (138,935)
       Inventories                                        93,403       (376,972)
       Prepaid expenses and other assets                 171,645       (202,390)
       Due from affiliate                               (442,225)      (388,011)
       Interest receivable from stockholders             (75,303)       (75,302)
       Accounts payable                                 (254,516)       510,759
       Accrued expenses                                 (387,624)       575,277
                                                       ---------      ---------

          Net cash provided by operating activities    2,030,332      3,670,138
                                                       ---------      ---------

Cash flows from investing activities:
     Proceeds from the sale of property, plant
      and equipment                                           --         11,773
     Additions to property, plant and equipment       (1,035,857)       (26,547)
     Advances to stockholders                           (100,000)            --
                                                       ---------      ---------

          Net cash used in investing activities       (1,135,857)       (14,774)
                                                       ---------      ---------

Cash flows from financing activities:
     Repayment of notes payable to affiliate          (5,950,000)    (7,349,816)
     Advances from stockholders                          475,000        525,000
     Increase in restricted cash                        (475,000)      (540,000)
     Due to Pinole Point Steel Company                 4,082,765      3,311,393
     Due to Marwais Steel Company                      1,099,636        891,000
                                                       ---------      ---------

          Net cash used in financing activities         (767,599)    (3,162,423)
                                                       ---------      ---------

Net increase in cash                                     126,876        492,941

Cash at beginning of year                                773,604        280,663
                                                       ---------      ---------

Cash at end of year                                  $   900,480        773,604
                                                       =========      =========
Supplemental cash flow information:
     Cash paid for taxes                             $       800            800
                                                       =========      =========

     Cash paid for interest                          $ 2,926,857      3,258,927
                                                       =========      =========

See accompanying notes to financial statements.

                                  COLORSTRIP, INC.

                         Notes to Financial Statements

                          December 31, 1995 and 1994


(1)  ORGANIZATION

     Colorstrip, Inc. (the Company) was incorporated on April 11, 1990. The Company produces color coated steel coils on a continuous paint line (the Facility) for a wide range of applications.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (a)  Inventories

          Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     (b)  Property, Plant and Equipment

          Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over useful lives ranging from three to fifteen years.

     (c)  Income Taxes

          The Company has elected to be taxed as an S Corporation for federal income tax purposes and state franchise tax purposes. Accordingly, federal income taxes are the responsibility of the Company's stockholders. However, the Company is subject to a 1.5% California State franchise tax on taxable income or a minimum of $800.

     (3)  ACCOUNTS RECEIVABLE

          Accounts receivable consists of the following at December 31:

                                                          1995         1994
                                                          ----         ----
               Accounts receivable                     $ 559,355      601,832
               Less allowance for doubtful accounts       25,000       25,000
                                                       ---------      -------
                                                       $ 534,355      576,832
                                                       =========      =======


                                                                     (Continued)

                               COLORSTRIP, INC.

                         Notes to Financial Statements


(4)  INVENTORIES

     The FIFO cost of inventories consists of the following at December 31:

                                                       1995             1994
                                                       ----             ----
          Raw materials and supplies              $   997,218         920,377
          Finished goods                              765,579         935,823
                                                    ---------       ---------

                                                  $ 1,762,797       1,856,200
                                                    =========       =========

(5)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at December 31:

                                                     1995             1994
                                                     ----             ----
          Land                                  $    188,110          188,110
          Buildings                                  112,339          112,339
          Machinery and equipment                 36,682,682       35,716,490
          Autos and trucks                            69,665           33,029
          Leasehold improvements                     178,413          178,413
                                                  ----------       ----------

                                                  37,231,209       36,228,381

          Less accumulated depreciation           11,002,189        8,355,925
                                                  ----------       ----------

                                                $ 26,229,020       27,872,456
                                                  ==========       ==========

(6)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of current assets and current liabilities approximates fair value as of December 31, 1995 due to the relatively short-term maturity of these instruments.

     It is management's opinion, that the carrying amount of the related party balances approximates fair value as of December 31, 1995 as they are at prevailing market rates.

(7)  PENSION AND PROFIT SHARING PLANS

     The Company's collective bargaining agreements provide retirement benefits for its union employees. The Company's contributions to the retirement plan for the employees covered by collective bargaining agreements were approximately $61,000 and $63,000 for the years ended December 31, 1995 and 1994, respectively.

                                                                    (Continued)

                                COLORSTRIP, INC

                         Notes to Financial Statements

(7)  PENSION AND PROFIT SHARING PLANS, CONTINUED

     The Company (with certain affiliates) participates in a non-contributory defined benefit/cash balance plan for employees not covered by collective bargaining agreements. Benefits are based on a formula which includes years of service and compensation. The Company's portion of the net periodic pension cost for the years ended December 31, 1995 and 1994 is approximately $30,000 and $27,000, respectively. Assets of the plan include marketable debt and equity securities, money market funds, U.S. Government obligations and other investments. The weighted average discount rate was 7.25% and 8.00% for 1995 and 1994, respectively. The expected long-term rate of return on assets and rate of increase in future compensation levels used in determining the benefit obligation was 8.0% and 5.0%, respectively, for both years.

     The Company also provides a non-contributory defined contribution profit sharing plan for employees not covered by collective bargaining agreements. The Company's contributions to the plan were approximately $172,000 and $107,000 for the years ended December 31, 1995 and 1994, respectively.

(8)  PROCEEDS FROM BUSINESS INTERRUPTION

     On July 15, 1994 a fire damaged the galvanizing line of Pinole Point Steel Company (PPSC), an affiliate and the Company's primary supplier of steel. As a result, the Company's steel supplies were impacted for several months. The loss from the resulting business interruption was insured. Insurance proceeds totaling $1,004,218 for the year ended December 31, 1994 are included in the accompanying statement of income and accumulated deficit.

(9)  INCOME TAXES

     The provision for state franchise taxes consists of the following for the years ended December 31:

                                                       1995           1994
                                                       ----           ----
     Current                                        $   800            800
     Deferred                                         9,000         25,000
                                                     ------         ------
                                                    $ 9,800         25,800
                                                     ======         ======

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability are presented below at December 31, 1995 and 1994:

                                                       1995           1994
                                                       ----           ----
     Deferred tax asset:                           $ (196,000)      (190,000)
        Net operating loss                             (1,000)        (1,000)
        Other, net                                   --------       --------

                                                     (197,000)      (191,000)

     Deferred tax liabilities:                        231,000        216,000
        Depreciation                                 --------       --------

     Net deferred tax liabilities                  $   34,000         25,000
                                                     ========       ========

                               COLORSTRIP, INC.

                         Notes to Financial Statements

(9)  INCOME TAXES, CONTINUED

     At December 31, 1995, the Company has available for California State Franchise tax return purposes net losses totaling approximately $13,020,000, subject to certain limitations, which will expire between 1997 and 1998.

(10) RELATED PARTY TRANSACTIONS

     (a)  Notes Receivable from Stockholders

          During 1990, the Company issued 200 shares of common stock to stockholders in exchange for notes receivable in the amount of $750,000. The notes receivable are due July 2000 and accrue interest at 9.1%, due annually. At December 31, 1995 and 1994, outstanding interest receivable was $405,542 and $330,239, respectively, and is recorded as interest receivable from stockholders in the accompanying balance sheets.

     (b)  Note Payable-Affiliate

          The Company entered into a loan agreement with Pinole Point Steel Company (PPSC), an affiliate, to borrow up to $37,154,320 to construct the Facility. The agreement was modified effective November 1, 1994 and provides for a term loan not to exceed $36,337,500. Interest is due monthly and accrues at a variable rate, which equaled the LIBOR rate plus 1.25 percentage points, or 7.21% and 7.25%, at December 31, 1995 and 1994, respectively. Principal is due in quarterly installments of $1,487,500 beginning February 1, 1995 with the outstanding loan balance due November 1, 1999. The outstanding principal balance at December 31, 1995 is $30,387,500 and is recorded as a note payable to affiliate in the accompanying balance sheets.

     (c)  Notes Payable-Stockholders

          During 1995 and 1994, respectively, the Company borrowed an additional $475,000 and $525,000 from the stockholders of the Company. The borrowings bear interest at a bank's adjusted prime rate (as defined in each note agreement). During 1995, the notes were extended through January 2, 1998. The adjusted prime rate as of December 31, 1995 ranged from 5.63% to 7.24%. The note payable balance at December 31, 1995 and 1994 was $8,150,000 and $7,675,000, respectively. Due to banking requirements, the majority of such borrowings have been classified as restricted cash in the accompanying balance sheets.

     (d)  Rental Income

          The Company has a cancelable operating lease with an affiliate for certain office and warehouse space. During each of the years ended December 31, 1995 and 1994, the Company recorded rental income of $300,000. The lease was canceled in March 1996.


                                                                     (Continued)

                               COLORSTRIP, INC.

                         Notes to Financial Statements


(10) RELATED PARTY TRANSACTIONS, CONTINUED

     (e)  Rental Expense

          The Company has a non-cancelable operating lease with an affiliate for plant and office space expiring June 30, 2002. The lease contains certain purchase and renewal options. For the year ended December 31, 1995, the Company incurred rental expense of $415,000. Future minimum lease payments are $415,000 per annum.

     (f)  Transactions with Affiliates

          Affiliates provided certain administrative services to the Company totaling $840,206 and $752,000 for the years ended December 31, 1995 and 1994, respectively. Such expenses are included in selling, general and administrative expenses in the accompanying statements of income and accumulated deficit.

          The Company purchased steel from PPSC in the amount of $34,147,000 and $27,560,000 for the years ended December 31, 1995 and 1994, respectively.

          Marwais Steel Company, an affiliate, provided steel processing services to the Company totaling $911,000 and $687,000 for the years ended December 31, 1995 and 1994, respectively. Fees for these services are included in cost of sales in the accompanying statements of income and accumulated deficit. In addition, Pinole Point Steel Company provides financing for accounts receivable.

     (g)  Commitments and Contingencies

          The Company is the guarantor of a loan of an affiliate. This loan had an outstanding balance of $23,800,000 and $29,750,000 at December 31, 1995 and 1994, respectively.

(11) MAJOR CUSTOMERS

     Sales to four customers amounts to approximately 45% of the Company's net sales for the year ended December 31, 1995.

(12) EVENTS SUBSEQUENT TO DATE OF AUDIT REPORT (UNAUDITED)

     On July 15, 1997, Pinole Point Steel Company and Colorstrip, Inc. merged and was operated under the name Colorstrip, Inc. On December 15, 1997 certain assets and liabilities of Colorstrip, Inc. were acquired by Material Sciences Corporation. The accompanying financial statements do not reflect the effects of either the merger or the acquisition and are the historical audited financial statements of the Company.

                         MATERIAL SCIENCES CORPORATION

                        PRO FORMA FINANCIAL STATEMENTS

The following pro forma balance sheet as of November 30, 1997 and the pro forma statements of income of Material Sciences Corporation (MSC or the Company) and Colorstrip, Inc. (Colorstrip, which is the company resulting from the recent merger of Pinole Point Steel Company and Colorstrip, Inc.) for the year ended February 28, 1997 and the nine months ended November 30, 1997 have been prepared to illustrate the effect of the consummation of the acquisition, the closing and initial borrowings under the new line of credit, certain repayments of indebtedness of both the Company and Colorstrip and the payment of related fees and expenses. The acquisition is being accounted for as a purchase and is treated as if it had occurred on November 30, 1997 in the pro forma balance sheet and as of March 1, 1996 in the pro forma statements of income. Colorstrip's historical financial statements are for fiscal years ended December 31, and accordingly, the pro forma statement of income for the year ended February 28, 1997 includes the results of Colorstrip for its fiscal year ended December 31, 1996.

The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operation of the Company that would have been reported had the transaction occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of the Company at any future date or the consolidated results of operations of the Company for any future period. Furthermore, no effect has been given in the pro forma statements of income for synergies or costs, if any, that may be realized through the combination of the Company and Colorstrip. Amounts allocated to the Company's assets and liabilities will be based on estimated fair values at the completion of the transaction. A preliminary allocation of the acquisition costs has been made to Colorstrip's major categories of assets and liabilities in the pro forma financial statements based on estimates. The final allocations may be different from the amounts reflected herein, however, management is of the opinion that differences, if any, would not be material. The pro forma financial statements, including the notes thereto, should be read in conjunction with the financial statements of Colorstrip included herein.

Pro Forma Statement of Income (Unaudited)
Material Sciences Corporation and Subsidiaries and Colorstrip, Inc. Combined

                                                                                                   Pro Forma
                                                     MSC            Colorstrip                      Combined
                                                 Fiscal Year       Fiscal Year                    Fiscal Year
                                                    Ended             Ended                          Ended
                                                February 28,       December 31,     Pro Forma     February 28,
(In thousands, except per share data)               1997               1996        Adjustments        1997
-------------------------------------           ------------       ------------    -----------    ------------
Net Sales                                       $   278,017        $   185,704     $    (711)(a)  $   463,010

Cost of Sales                                       203,809            159,587         9,089 (b)      372,485
                                                -----------        -----------     ---------      -----------
Gross Profit                                    $    74,208        $    26,117     $  (9,800)     $    90,525

Selling, General and Administrative Expenses         47,340             20,080       (11,051)(c)       56,369
                                                -----------        -----------     ---------      -----------
Income from Operations                          $    26,868        $     6,037     $   1,251      $    34,156
                                                -----------        -----------     ---------      -----------
Other (Income) and Expense:
   Interest Income                              $      (227)       $      (620)    $     620 (d)  $      (227)
   Interest Expense                                     420              3,202         5,148 (e)        8,770
   Equity in Results of Partnership                   1,272                  -             -            1,272
   Other, Net                                          (997)               108             -             (889)
                                                -----------        -----------     ---------      -----------
      Total Other Expense, Net                  $       468        $     2,690     $   5,768      $     8,926
                                                -----------        -----------     ---------      -----------
Income Before Income Taxes                      $    26,400        $     3,347     $  (4,517)     $    25,230

Income Taxes                                         10,164               (160)         (290)(f)        9,714
                                                -----------        -----------     ---------      -----------
Net Income                                      $    16,236        $     3,507     $  (4,227)     $    15,516
                                                ===========        ===========     =========      ===========
Net Income Per Common and Common
  Equivalent Share                              $      1.04        $         -     $       -      $      0.99
                                                ===========        ===========     =========      ===========
Weighted Average Number of Common and
  Common Equivalent Shares Outstanding               15,605                  -             -           15,605
                                                ===========        ===========     =========      ===========


                 (See Notes to Pro Forma Financial Statements)

Pro Forma Statement of Income (Unaudited)
Material Sciences Corporation and Subsidiaries and Colorstrip, Inc. Combined


                                                                                                 Pro Forma
                                                    MSC         Colorstrip                       Combined
                                                Nine Months     Nine Months                     Nine Months
                                                   Ended           Ended                           Ended
                                               November 30,    September 30,     Pro Forma     November 30,
(In thousands, except per share data)              1997            1997         Adjustments        1997
-------------------------------------          ------------    -------------    -----------    ------------
Net Sales                                        $218,744        $146,287         $  (615)(a)    $364,416

Cost of Sales                                     166,788         124,621           6,659 (b)     298,068
                                                 --------        --------         -------        --------

Gross Profit                                     $ 51,956        $ 21,666         $(7,274)       $ 66,348

Selling, General and Administrative Expenses       39,020          13,240          (6,079)(c)      46,181
                                                 --------        --------         -------        --------

Income from Operations                           $ 12,936        $  8,426         $(1,195)       $ 20,167
                                                 --------        --------         -------        --------

Other (Income) and Expense:
  Interest Income                                $   (105)       $     --         $    --        $   (105)
  Interest Expense                                  3,131           1,762           4,138 (e)       9,031
  Equity in Results of Partnership                    211              --              --             211
  Other, Net                                         (776)            592              --            (184)
                                                 --------        --------         -------        --------
    Total Other Expenses, Net                    $  2,461        $  2,354         $ 4,138        $  8,953
                                                 --------        --------         -------        --------

Income Before Income Taxes                       $ 10,475        $  6,072         $(5,333)       $ 11,214

Income Taxes                                        4,034              --             283 (f)       4,317
                                                 --------        --------         -------        --------

Net Income                                       $  6,441        $  6,072         $(5,616)       $  6,897
                                                 ========        ========         =======        ========

Net Income Per Common and Common
  Equivalent Share                               $   0.42        $     --        $     --        $   0.45
                                                 ========        ========         =======        ========

Weighted Average Number of Common and
  Common Equivalent Shares Outstanding             15,471              --              --          15,471
                                                 ========        ========         =======        ========

                 (See Notes to Pro Forma Financial Statements)

Pro Forma Balance sheet (Unaudited)
Material Sciences Corporation and Subsidiaries and Colorstrip, Inc. Combined

                                                                                                    Pro Forma
                                                      MSC          Colorstrip                       Combined
                                                  November 30,    September 30,     Pro Forma      November 30,
(In thousands)                                       1997             1997         Adjustments        1997
-----------------------------------------         ------------    -------------    -----------     ------------
Assets
Current Assets
  Cash and Cash Equivalents                        $   3,164        $  4,068        $ (4,068)(g)    $   3,164
  Restricted Cash                                      5,000              --              --            5,000
  Receivables:
    Trade, Less Reserves of $2,962                    34,087          17,602            (205)(g)       51,484
    Current Portion of Partnership Note                  780              --              --              780
    Income Taxes                                         660              --              --              660
  Prepaid Expenses                                     4,112           1,477            (437)(g)        5,152
  Inventories                                         35,622          17,866           2,511 (h)       55,999
  Prepaid Taxes                                        1,186              --              --            1,186
  Due from Affiliate                                      --           4,497          (4,497)(g)           --
  Advances to Shareowners                                 --             100            (100)(g)           --
                                                   ---------        --------        --------        ---------
    Total Current Assets                           $  84,611        $ 45,610        $ (6,796)       $ 123,425
                                                   ---------        --------        --------        ---------
Gross Property, Plant and Equipment                $ 257,494        $ 81,959        $ 18,452 (i)    $ 357,905
Accumulated Depreciation and Amortization           (100,922)        (39,230)         39,230 (i)     (100,922)
                                                   ---------        --------        --------        ---------
    Net Property, Plant and Equipment              $ 156,572        $ 42,729        $ 57,682        $ 256,983
                                                   ---------        --------        --------        ---------
Other Assets:
  Investment in Partnership                        $  11,166        $     --        $     --        $  11,166
  Intangible Assets, Net                              14,043              --          11,472 (j)       25,515
  Restricted Cash                                         --           8,210          (8,210)(g)           --
  Due from Affiliate                                      --           3,289          (3,289)(g)           --
  Interest Receivable from Shareowners                    --             536            (536)(g)           --
  Other                                                  482              --              --              482
                                                   ---------        --------        --------        ---------
    Total Other Assets                             $  25,691        $ 12,035        $   (563)       $  37,163
                                                   ---------        --------        --------        ---------
      Total Assets                                 $ 266,874        $100,374        $ 50,323        $ 417,571
                                                   =========        ========        ========        =========

Liabilities
Current Liabilities
  Current Portion of Long-Term Debt                $   3,774        $ 18,950        $(18,950)(g)    $   3,774
  Accounts Payable                                    23,325          19,747              --           43,072
  Accrued Payroll Related Expenses                     8,553              --              --            8,553
  Accrued Expenses                                     5,672           3,689          (1,640)(g)        7,721
                                                   ---------        --------        --------        ---------
    Total Current Liabilities                      $  41,324        $ 42,386        $(20,590)       $  63,120
                                                   ---------        --------        --------        ---------
Long-Term Liabilities
  Deferred Income Taxes                            $  11,288              51        $    (51)(g)    $  11,288
  Long-Term Debt, Less Current Portion                62,968           8,925         119,976 (k)      191,869
  Accrued Superfund Liability                          3,968              --              --            3,968
  Due to Affiliate                                        --           3,010          (3,010)(g)           --
  Notes Payable to Shareowners                            --           8,225          (8,225)(g)           --
  Other                                                7,016              --              --            7,016
                                                   ---------        --------        --------        ---------
    Total Long-Term Liabilities                    $  85,240        $ 20,211        $108,690        $ 214,141
                                                   ---------        --------        --------        ---------
Shareowners' Equity
Preferred Stock                                    $      --         $     --        $     --        $      --
Common Stock                                             327            2,715          (2,715)(l)          327
Additional Paid-In Capital                            51,663           20,951         (20,951)(l)       51,663
Treasury Stock at Cost                                (8,545)              --              --           (8,545)
Notes Receivable from Shareowners                         --             (750)            750 (l)           --
Retained Earnings                                     96,865           14,861         (14,861)(l)       96,865
                                                   ---------        --------        --------        ---------
    Total Shareowners' Equity                      $ 140,310        $ 37,777        $(37,777)       $ 140,310
                                                   ---------        --------        --------        ---------
      Total Liabilities and Shareowners' Equity    $ 266,874        $100,374        $ 50,323        $ 417,571
                                                   =========        ========        ========        =========

                 (See Notes to Pro Forma Financial Statements)

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                (In thousands)

The pro forma financial statements and related notes give effect to the acquisition of Colorstrip accounted for as a purchase. The pro forma balance sheet assumes that the transaction was completed as of November 30, 1997 and the pro forma statements of income assume that the transaction was completed on March 1, 1996. Colorstrip's historical financial statements are for the fiscal years ended December 31, and accordingly, the pro forma statement of income for the year ended February 28, 1997 includes the results of Colorstrip for its fiscal year ended December 31, 1996. Likewise, Colorstrip's income for its three quarters ending September 30, 1997 are included in the consolidated statement of income for the three quarters ending November 30, 1997.

All interim financial data used to develop the pro forma balance sheet and statements of income are unaudited, but in the opinion of management, reflect all adjustments necessary (consisting only of normal recurring entries) for a fair presentation in all material respects.

The unaudited pro forma statements of income are not necessarily indicative of operating results which would have been achieved had the transaction been consummated as of March 1, 1996 and should not be construed as representative of future earnings.

Under purchase accounting, the total estimated acquisition cost will be allocated to Colorstrip's assets and liabilities based on their relative fair values. The purchase price and allocations are subject to valuations subsequent to the date of the closing of the acquisition which are not yet completed. Accordingly, the final allocations may be different from the amounts reflected herein.

For purposes of the pro forma financial statements, the preliminary allocation of the purchase price, including transaction costs, is summarized as follows (in thousands):


Purchase Price                                   $128,901
Estimated Net Assets Acquired
Current Assets                       $  38,814
Net Property, Plant and Equipment      100,411
                                     ---------
Tangible Assets Acquired               139,225
Current Liabilities                   ( 21,796)   117,429
                                     ---------   --------
Estimated Intangible Assets                      $ 11,472
                                                 ========


The pro forma net income per share is based on the weighted average number of common and common equivalent shares outstanding of the Company during the periods ended February 28, 1997 and November 30, 1997.

The following adjustments were recorded in the pro forma financial statements:

(a) This adjustment reflects the reclassification of returns and allowances of Colorstrip from Cost of Sales to Net Sales for a consistent presentation with the Company.

(b) This adjustment reflects: (1) the depreciation expense of $8,991 and $6,743 for the year ended February 28, 1997 and the nine month period ending November 30, 1997, respectively, to reflect the basis of the fixed assets recorded at fair value (depreciation expense for Colorstrip was recorded in Selling, General and Administrative Expenses rather than Cost of Sales),
     (2) the reclassification of returns and allowances from Cost of Sales to Net Sales of $711 and $615 for the year ended February 28, 1997 and the nine month period ending November 30, 1997, respectively, for a consistent presentation with the Company, and (3) the reclassification of property taxes and insurance from Selling, General and Administrative Expenses to Cost of Sales of $809 and $531 for the year ended February 28, 1997 and nine month period ending November 30, 1997, respectively, for a consistent presentation with the Company.

(c) This adjustment reflects: (1) the Selling, General and Administrative Expenses incurred by the prior owners in business not related to the acquired operations of $6,229 for the year ending February 28, 1997 and $2,666 for the nine month period ending November 30, 1997, (2) the net decrease in depreciation expense being recorded as Selling, General and Administrative Expenses of $4,013 and $2,882 for the year ending February 28, 1997 and the nine month period ending November 30, 1997, respectively, and (3) the reclassification of property taxes and insurance from Selling, General and Administrative Expenses to Cost of Sales of $809 and $531 for the year ended February 28, 1997 and nine month period ending November 30, 1997, respectively, for a consistent presentation with the Company.

(d) Reflects the interest income on notes receivable of Colorstrip which were not included in the purchased assets.

(e) Reflects the interest expense on the debt incurred with the purchase of the acquisition of $8,350 and $5,900 for the year ended February 28, 1997 and the nine month period ending November 30, 1997, respectively. For the twelve month period ending February 28, 1997 and the nine month period ending November 30, 1997, interest expense on non-assumed debt of $3,202 and $1,762, respectively, was eliminated arriving at a net interest expense adjustment of $5,148 and $4,138, respectively.

(f) Reflects the adjustment to income taxes to arrive at a 38.5% effective income tax rate which represents the Company's effective income tax rate.

(g) This adjustment reflects certain assets and liabilities Colorstrip not purchased or assumed as a result of the acquisition.

(h) This adjustment reflects the increase in Colorstrip's inventory from their historical cost to fair market value.

(i) This adjustment reflects the increase in Colorstrip's fixed assets from their historical cost to fair market value, as well as the reversal of accumulated depreciation of Colorstrip from periods prior to the acquisition.

(j) This adjustment reflects the recording of goodwill based on the purchase price of $128,901 exceeding the fair market value of net assets acquired of $117,429.

(k) This adjustment reflects the incremental debt of $128,901 needed to finance the acquisition offset by debt of Colorstrip of $8,925 not assumed in the acquisition.

(l) This adjustment reflects the elimination of shareowners' equity of Colorstrip not assumed in the acquisition.

                               INDEX TO EXHIBITS

2.1 Asset Purchase Agreement by and among Colorstrip, Inc., the Registrant and MSC Pinole Point Steel Inc. dated as of November 14, 1997 (without schedules and exhibits which will be furnished to the Securities and Exchange Commission upon request). (1)

10.1 Credit Agreement, dated as of December 12, 1997, among the Registrant, Bank of America National Trust and Savings Association, as Agent and Letter of Credit Issuing Bank, and the other financial institutions party thereto (without schedules and exhibits which will be furnished to the Securities and Exchange Commission upon request). (1)

23.1 Consent of KPMG Peat Marwick, LLP, dated as of February 27, 1998

99.1 Press releases of the Registrant issued on December 19, 1997.